Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-273043), Form F-3 (No. 333-273968, 333-288573 and 333-289211), and Post-effective Amendment No. 3 to Form F-1 on Form F-3 (No. 333-278977) of our report dated April 13, 2026 with respect to the audited consolidated financial statements of Nano Labs Ltd, which appears in this Annual Report on Form 20-F.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 13, 2026